                                                                    Exhibit 24.2

                                   FORM T-1
                ==============================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ------------------

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              ------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2) _______

                              ------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                  New York                         13-3818954
       (Jurisdiction of incorporation           (I.R.S. employer
         if not a U.S. national bank)           identification No.)


               114 West 47th Street                10036-1532
                   New York, NY                    (Zip Code)
               (Address of principal
               executive offices)

                              ------------------

                            McLeodUSA Incorporated
              (Exact name of obligor as specified in its charter)


                         Delaware                        42-1407240
               (State or other jurisdiction of        (I.R.S. employer
               incorporation or organization)        identification No.)


               McLeodUSA Technology Park
               6400 C Street, SW, P.O. Box 3177          52406-3177
               Cedar Rapids, IA                          (Zip Code)
               (Address of principal executive offices)

                              ------------------

                     9-1/4% Senior Notes Due July 15, 2007
                      (Title of the indenture securities)

                ==============================================

                                    GENERAL


1.  General Information
    -------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York
                (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Washington, D.C.
            New York State Banking Department, Albany, New York

    (b)     Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

            None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    McLeodUSA Incorporated currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16. List of Exhibits
    ----------------

    T-1.1   --   Organization Certificate, as amended, issued by the State of
                 New York Banking Department to transact business as a Trust
                 Company, is incorporated by reference to Exhibit T-1.1 to Form
                 T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                 Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.2   --   Included in Exhibit T-1.1.

    T-1.3   --   Included in Exhibit T-1.1.

16.  List of Exhibits
     ----------------
     (cont'd)

     T-1.4   --   The By-Laws of United States Trust Company of New York, as
                  amended, is incorporated by reference to Exhibit T-1.4 to Form
                  T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6   --   The consent of the trustee required by Section 321(b) of the
                  Trust Indenture Act of 1939, as amended by the Trust Indenture
                  Reform Act of 1990.

     T-1.7   --   A copy of the latest report of condition of the trustee
                  pursuant to law or the requirements of its supervising or examining authority.


NOTE
----

As of August 20, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             --------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 21st day of August, 1997.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By: /s/ James E. Logan
   --------------------
    James E. Logan

                                                                   Exhibit T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK



By:  /s/ Gerard F. Ganey
    ---------------------------
    Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 1997
                                --------------
                                (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                     $   83,529

Short-Term Investments                         259,746

Securities, Available for Sale                 924,165

Loans                                        1,437,342
Less:  Allowance for Credit Losses              13,779
                                            ----------
      Net Loans                              1,423,563
Premises and Equipment                          61,515
Other Assets                                   122,696
                                            ----------
      Total Assets                          $2,875,214
                                            ==========

LIABILITIES
-----------
Deposits:
      Non-Interest Bearing                  $  763,075
      Interest Bearing                       1,409,017
                                            ----------
         Total Deposits                      2,172,092

Short-Term Credit Facilities                   404,212
Accounts Payable and Accrued Liabilities       132,213
                                            ----------
      Total Liabilities                     $2,708,517
                                            ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                    14,995
Capital Surplus                                 49,541
Retained Earnings                              100,930
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes           (1,231)
                                            ----------
Total Stockholder's Equity                     166,697
                                            ----------
    Total Liabilities and
     Stockholder's Equity                   $2,875,214
                                            ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

August 7, 1997